UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2026

Commission File Number 000-53461

HIGH WIRE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Nevada	81-5055489
(State or other jurisdiction of incorporation)	(IRS Employer Identification ID No.)

3 Columbus Circle, Floor 15, New York, NY 10019

(Address of principal executive offices)

(800) 434-1012

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 17, 2026, High Wire Networks, Inc. a Nevada corporation (the “Company”), received a written consent in lieu of a special meeting (the "Written Consent") from the holder of a majority of the voting power of the Company's outstanding capital stock.

The Written Consent was executed by Dennis O'Leary, who holds 16,597,353 shares of the Company's common stock and 1,000 shares of the Company's Series B Preferred Stock, collectively representing 38,897,044 out of 43,724,884 total votes outstanding, or approximately 88.96% of the total voting power of the Company as of March 17, 2026. No special meeting of shareholders was held; the action was taken by written consent pursuant to applicable Nevada law.

The following matter was approved by the Written Consent:

Name Change — To authorize and approve a change of the Company's name from "High Wire Networks, Inc." to "O'Leary Industries, Inc." (the "Name Change") through the filing of an amendment to the Company's Articles of Incorporation with the Secretary of State of the State of Nevada.

The Name Change will not become effective until (i) the Company files and mails to shareholders of record a definitive information statement on Schedule 14C in accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended, (ii) at least 20 calendar days have elapsed following the mailing of the information statement, (iii) FINRA has approved the related corporate action, and (iv) the Company files a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date March 23, 2026	High Wire Networks, Inc.

	By:	/s/ Dennis O’Leary
Dennis O’Leary, Chief Executive Officer

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